Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Itron, Inc. for the registration of shares of common stock, preferred stock, debt securities, or convertible debt securities and to the incorporation by reference therein of our report dated February 16, 2012 (except for Notes 1, 5, 13, and 16 as to which the date is May 24, 2012) with respect to the consolidated financial statements and financial statement schedule of Itron, Inc., included in the Current Report on Form 8-K of Itron, Inc. filed on May 24, 2012, and our report dated February 16, 2012, with respect to the effectiveness of internal control over financial reporting of Itron, Inc., included in the Annual Report (Form 10-K) of Itron, Inc. for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

May 24, 2012